                                                                   EXHIBIT 10.28


CONFIDENTIAL TREATMENT                       **Confidential treatment has been
HAS BEEN REQUESTED FOR                       requested with respect to the
CERTAIN PORTIONS OF THIS                     information contained within the
DOCUMENT                                     "[**]" markings.  Such marked
                                             portions have been omitted from
                                             this filing and have been filed
                                             separately with the Securities and
                                             Exchange Commission


                       Services and Promotion Agreement

          This Services and Promotion Agreement (this "Agreement") is made as of December 22, 1999 (the "Effective Date"), by and between Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball") and X-drive, Inc., a Delaware corporation with principal offices at 3002 Pennsylvania Avenue, Santa Monica, CA, 90404 ("X:drive").

                                  Background

          Snowball owns and operates a network of sites on the World Wide Web, including four hub sites located at IGN.com ("IGN"), Chickclick.com ("Chickclick"), PowerStudents.com ("PS") and InsideGuide.com ("IS") (each, a "Snowball Site" and collectively, the "Snowball Sites"). The Snowball Sites connect to a network of affiliates sites (the "Affiliate Sites") operated by Snowball's affiliates (collectively, "Snowball Affiliates") to provide a greater breadth and depth of entertainment content. The Snowball Sites and the Affiliate Sites are sometimes referred to, collectively, in this Agreement as the "Snowball Network."

          X:drive provides a Web-based file hosting and file management solution that allows users to store and access information through an on-line account with X:drive as easily as if that information were stored locally (the "X:drive Service"). X:drive currently provides the X:drive Service through its World Wide Web site located at www.xdrive.com (the "X:drive Site").

          X:drive wishes to be the exclusive provider of Web-based file hosting and file management solutions on the Snowball Sites and to provide the X:drive Service to users of the Snowball Sites. Snowball wishes to have X:drive provide the X:drive Service to its users and has agreed to promote X:drive as the exclusive provider of file hosting and file management solutions on the Snowball Sites. Snowball has also agreed to establish a program to encourage Snowball Affiliates to place similar links on each of the Snowball Affiliates Sites (the "X:drive Program"), subject to the terms and conditions of this Agreement.

          Now Therefore, the parties agree as follows:

          1.  X:drive Service.
              ---------------

              (a) Provision of Service.  Each registered user of a Snowball Site
                  --------------------
(each, a "Registered User") will be provided access, at no charge, to a personal X:drive Service account (each, a "Service Account"), through which the Registered User will be entitled to store and access data using the X:drive Service. Subject to the provisions of Section 9 (User Data), when a Registered User activates its Service Account, Snowball will provide X:drive with certain data concerning such Registered User as further described in Exhibit A (the
                                                             ---------
"Registration Data") for X:drive's own internal use. Upon receipt of the Registration Data, X:drive will immediately activate the Service Account for the applicable Registered User. X:drive shall provide the X:drive Service to all Registered Users who activate their Service Accounts throughout the term of this Agreement.

          (b) Development of Snowball Features.  X:drive will implement a
              --------------------------------
dedicated folder for each Snowball Site in the storage menu of the X:drive Service (the "Folders"), as further described in this subsection. The applicable Snowball Site's Folder will appear to the Registered Users from that Snowball Site. If requested by Snowball, each Folder will contain information and promotions to be provided by Snowball specific to the Snowball Site used by the applicable Registered User. For example, if the Registered User accesses her Service Account from ChickClick.com, the Folder that appears will be named in a manner specific to ChickClick.com and will contain information and promotions specific to the users of ChickClick.com (if such materials are provided to X:Drive by Snowball). All of the content and names of each of the Folders shall be provided by Snowball and shall be subject to the terms and conditions of Section 7(f). X:drive's activities under this subsection will be mutually agreed to by the parties and described in a specification to be attached to this Agreement as Exhibit B.
                              ---------

          (c) Development of Log-In Page.  Snowball will develop, host and
              --------------------------
maintain a page through which Registered Users will be able to activate and access their respective Service Accounts ("Log-In Page"). The Log-In Page will link to the Service Page as described in subsection (d) below.

          (d) Service Page.  X:drive will develop, host and maintain the co-
              ------------
branded service page through which a Registered User can activate their Service Account (the "Service Page"), at its expense and as further described in this subsection. A mock-up of the Service Page is attached hereto as Exhibit C-1.
                                                                 -----------
Any content other than the Snowball Marks appearing on the In-Box Page is hereinafter referred to as the "X:drive Content." X:drive will implement and maintain links from the Service Page to the Snowball Site from which the applicable Registered User has linked. Each link to the Snowball Site will be indicated by, and in the form of, one of the logos or other trademarks attached hereto as Exhibit D (the "Snowball Marks"). X:drive will implement certain
          ---------
tracking images provided to X:drive by Snowball to enable Snowball to measure impressions and click-throughs with respect to the Service Page. Subject to the provisions of Section 9 (User Data), for each Registered User that activates its Service Account, X:drive will provide Snowball with the information further described in Exhibit A for Snowball's own internal use ("X:drive Data").
             ---------

          (e) Sales.  Snowball shall be entitled to sell advertising or other
              -----
promotions that will appear on the Service Page or in the Folders accessible by each Registered User through the X:drive Service (collectively, "Folder Sales"). Snowball will serve all of the banner advertisements to the Service Page in accordance with the mock-up set forth in Exhibit C-1, as such may be modified by
                                         -----------
the parties from time to time. X:drive will cooperate with Snowball to implement the delivery of any such advertising or promotion, as reasonably requested by Snowball. X:drive will deliver any advertising and promotions to the Folders, as reasonably requested by Snowball. Revenues from the Folder Sales will be shared by the parties as set forth in Section 6(c).

     2.   Promotion.  Subject to the terms and conditions of this Agreement,
          ---------

          (a) Links and Banner Advertisements.  Snowball will develop, implement
              -------------------------------
and maintain links to the Service Page and Log-In Page ("Service Links") that will appear on the home page of each of the Snowball Sites. A mock-up of the Service Links and their appearance on the home pages of the Snowball Sites is attached hereto as Exhibit C-2. Snowball will be entitled to change the content
                   -----------
and look and feel of the home pages of the Snowball Sites and the placement of the Service Links in its discretion, provided that any such changes do not disproportionately materially adversely affect X:drive as compared to X:drive's position prior to Snowball's changes. Snowball will also implement banner advertisements promoting the X:drive Service that will appear on a rotating basis on the Snowball Sites and Affiliate Sites in accordance with Exhibit F.
                                                                   ---------

          (b) Email Blasts.  Snowball will include a Service Link and text up to
              ------------
forty words provided to Snowball by X:drive in an X:drive dedicated email message sent to every Registered Snowball Network User. This email shall be sent to the original email address of the Registered User that was entered when registering for one of the Snowball Sites. These emails shall be sent out at least [**] for the duration of this agreement and [**] X:drive may elect not to include any content (or any Service Link) in any such Email Blast upon fifteen
(15) days written notice to Snowball.

          (c) Skip-the-Download Implementation.  Over the term of this
              --------------------------------
Agreement, commencing no later than ninety (90) days after the Effective Date, Snowball will implement X:drive's "skip-the-download" feature ("Skip-the-Download") for certain of its downloadable content throughout the Snowball Sites. A mock-up of such implementation is attached hereto as Exhibit C-3.
                                                               -----------
Snowball will be entitled to change the content provided for and placement of the Skip-the-Download feature as long as Snowball provides reasonable alternative content and placement of the feature.

          (d) Skip-the-Download Promotion.  Snowball will promote Skip-the-
              ---------------------------
Download throughout the Snowball Network, through rotating advertisements and other promotions, as further described in Exhibit F. Snowball's obligations
                                          ---------
under this subsection include the development and maintenance of customized content about the X:drive Service to be displayed on each of the Snowball Sites and/or delivered to Registered Users through the Folders.

          (e) Press Releases.  The parties will jointly issue a press release
              --------------
describing the relationship established under this Agreement within thirty days of the Effective Date. Snowball may issue other press releases describing the relationship with X:drive established under this Agreement, subject to X:drive's reasonable approval.

          (f) Co-Marketing.  The parties will work together in good faith to
              ------------
develop and implement co-marketing activities to promote the X:drive Service and the Snowball Network, as mutually agreed by the parties.

          (g) Reasonable Assistance.  X:drive will provide Snowball with any
              ---------------------
information or assistance reasonably required to implement the Service Links and to provide the X:drive Service

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission to Registered Users. X:drive will give Snowball reasonable advance notice in the event X:drive changes its universal record locator (URL) for the X:drive Site. Provided that Snowball has provided the Snowball Marks to X:drive, the Service Page, Folders and the X:drive Service will be ready for implementation no later than the date Snowball completes the Log-In Page and related links.

          (h) Registered Users.  Snowball hereby represents and warrants that,
              ----------------
as of November 15, 1999, the Snowball Sites had [**] Registered Users, which constitutes [**] of the overall number of users of the Snowball Network (calculated based on the aggregate number of users of the Snowball Network reported by Media Metrix in its October, 1999 usage reports).

     3.   Exclusivity.
          -----------

          (a) Standback.  Subject to the terms and conditions of this Agreement,
              ---------
Snowball will identify X:drive as Snowball's "exclusive file hosting and file management provider" (or other identification as agreed to by the parties) on each Snowball Site. Snowball will not, during the term of this Agreement, enter into any agreement with respect to any of the sites described on Exhibit E
                                                                 ---------
(each, a "X:drive Competitor") to promote such X:drive Competitor as a Snowball recommended provider of Web-based file hosting and file management services or to establish a promotional program for Snowball Affiliates similar to the X:drive Program. Exhibit E may be augmented during the term of this Agreement
                  ---------
by mutual agreement of the parties. Notwithstanding the foregoing, Snowball will be free to display advertisements (including links) on the Snowball Network that promote other companies that provide services similar to the X:drive Service and to include such advertisements in emails or newsletters distributed by Snowball.

          (b) Right of First Refusal.  For the term of this Agreement, in the
              ----------------------
event any X:drive Competitor wishes to purchase advertising inventory on the Snowball Sites, Snowball may sell up to [**] of its available advertising inventory to such X:drive Competitor at Snowball's then-effective rates, subject to the terms and conditions of this subsection. Snowball will notify X:drive of any prospective sale of advertising inventory to a X:drive Competitor including the amount of inventory proposed to be sold, the price and any other relevant terms and conditions ("Sale Notice"). Upon written notice to Snowball, X:drive will be entitled to purchase such inventory on the terms and conditions contained in the Sale Notice, provided that X:drive's notice is received by Snowball within 2 business days of the date of the Sale Notice. If X:drive exercises its rights to purchase under this subsection, Snowball will not sell the inventory identified in the Sale Notice to the applicable X:drive Competitor. If X:drive does not exercise its rights under this subsection with respect to a particular Sale Notice within the time frames described herein, Snowball will be free to complete the transaction described in that Sale Notice.

     4.   Impressions.  Snowball will, through the promotions and other
          -----------
obligations described in this Agreement, provide to X:drive the minimum number of Impressions on the applicable Snowball Network, as further described in

Exhibit F.  In the event Snowball fails to deliver the minimum number of
---------
Impressions described in this Section, as X:drive's sole and exclusive remedy

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission and Snowball's sole and exclusive obligation, this Agreement will continue in effect until that minimum number of Impressions is met.

     5.   X:drive Program.
          ---------------

          (a) X:drive Program.  Each Snowball Affiliate will be offered the
              ---------------
opportunity by Snowball to participate in the X:drive Program and to market X:drive as its "exclusive file hosting and file management solution." For each Snowball Affiliate that chooses to participate, Snowball and the Snowball Affiliate will enter into an agreement that provides the terms and conditions of the Snowball Affiliate's participation. X:drive acknowledges that Snowball makes no representation or warranty with respect to the number of Snowball Affiliates who will participate in the X:drive Program described in this Section or new customer acquisitions that will result from such Affiliate participation. In addition, X:drive acknowledges that each participating Snowball Affiliate will be free to place links to the Log-In Page, in its discretion. X:drive and Snowball agree that there is no limit on the number of Snowball Affiliates that may join the program.

          (b) No Solicitation.  X:drive will not, for the term of this
              ---------------
Agreement, solicit any Snowball Affiliate that has joined the X:drive Program to engage in any kind of linking, co-branding or ecommerce business relationship directly with X:drive. The provisions of this Section are not intended to impose any other restrictions on X:drive, except as expressly provided herein.

     6.   Payment.
          -------

          (a) Definitions.  Achieving "Implementation" with respect to any of
              -----------
the Snowball Sites means either: (a) Snowball has actually provided access to the X:drive Service on the applicable Snowball Site or (b) Snowball would have been able to provide access to the X:drive Service on the applicable Snowball Site were it not for X:drive's failure to deliver any technical information, content or other materials within the time periods reasonably requested by Snowball or to otherwise perform its obligations under this Agreement. "Initial Implementation Date" means the first date to occur of the following: (1) the first date a Registered User is able to access the X:drive Service on any of the Snowball Sites; or (2) the date a Registered User would have been able to access the X:drive Service any of the Snowball Sites were it not for X:drive's failure to deliver any technical information, content or other materials within the time periods requested by Snowball or to otherwise perform its obligations under this Agreement. Snowball will notify X:drive of the actual date that constitutes the Implementation Date for each of the Snowball Sites at least three (3) days prior to such date.

          (b) Flat Fee.  X:drive will pay Snowball a monthly fee of $[**]
              --------
as provided in this Section. The first payment shall be due and payable within five (5) days of the Initial Implementation Date and, subject to the terms of this subsection, all remaining payments will be due each calendar month thereafter on the same day of the month as the Initial Implementation Date (e.g. if the Initial Implementation Date is January 10/th/, 2000, each subsequent payment will be due on the 10/th/ day of the applicable calendar month). In the event the Implementation for all of the Snowball Sites has not occurred within thirty (30) days of the Initial

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

Implementation Date, then X:drive shall be entitled to postpone the payments due under this Section (after the first payment) until the Implementation of the X:drive Service on all of the Snowball Sites.

          (c) Registered Users.  In addition to the flat fee described above,
              ----------------
X:drive will pay Snowball, on a monthly basis, the amounts described in Exhibit
                                                                        -------
G.  X:drive will make all payments to Snowball due under this Section within
-
thirty (30) days of the end of the applicable calendar month.

          (d) Revenue Share.  The parties will share, on a [**] basis,
              -------------
any revenues derived from the Folder Sales and sales of advertisements on the Service Page and actually received by Snowball (less taxes and sales commissions up to [**], collectively, the "Revenues"). Each party will pay the other party the other party's share of the Revenues within thirty days of the calendar month in which such Revenues were received.

          (e) Other Payment Terms.  Each payment will include a report setting
              -------------------
forth all of the information needed to calculate the fees payable for that period. Payments made under this Agreement after the applicable due date will incur interest at a rate equal to [**] per month or the highest rate permitted by applicable law, whichever is lower.

          (f) Taxes.  All amounts payable under this Agreement are exclusive of
              -----
all sales, use, value-added, withholding, and other taxes and duties.

          (g) Records and Audit Rights.  Each party will keep all records
              ------------------------
relating to all payments made hereunder for a period of three years after the termination of this Agreement. An independent certified public accountant selected by the other party may, no more than once per year and upon at least two weeks' notice, inspect such records during normal business hours. If, upon performing such audit, it is determined that a party has underpaid the other party by an amount greater than 5% of the payments due to such party in the period being audited, then the audited party will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under this Section.

     7.   Licenses and Other.
          ------------------

          (a) X:drive Trademark License.  Subject to the terms and conditions of
              -------------------------
this Agreement, X:drive hereby grants Snowball a non-exclusive, revocable, worldwide license to use the X:drive logos and trademarks (collectively, the "X:drive Marks") solely in conjunction with the Service Links and the promotional activities described in this Agreement. Any use of the X:drive Marks must comply with X:drive's trademark guidelines and will inure to X:drive's benefit. Nothing contained in this Agreement gives Snowball.com any right, title or interest in the X:drive Marks, except as expressly provided in this Section and Snowball shall not take any action inconsistent with the X:drive's ownership rights. Snowball will cease all use and display of the X:drive Marks upon termination of this Agreement.

          (b) Snowball Trademark License.  Subject to the terms and conditions
              --------------------------
of this


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

Agreement, Snowball hereby grants X:drive a non-exclusive, revocable, worldwide license to use the Snowball Marks solely in conjunction with the links described in Section 2(g) of this Agreement. Any use of the Snowball Marks must comply with Snowball's trademark guidelines and will inure to Snowball's benefit. Nothing contained in this Agreement gives X:drive any right, title or interest in the Snowball Marks, except as expressly provided in this Section and X:drive shall not take any action inconsistent with the Snowball's ownership rights. X:drive will cease all use and display of the Snowball Marks upon termination of this Agreement.

          (c) Ownership.  Subject to the rights expressly granted in this
              ---------
Agreement, as between the parties, Snowball will retain all right, title and interest in and to the Snowball Network and the Snowball Marks and X:drive will retain all right title and interest in and to the X:drive Site, the X:drive Service, the X:drive Marks and the X:drive Content.

          (d) Snowball Discretion.  Unless expressly provided in this Agreement,
              -------------------
the form, format and position of any Service Link or advertisement described in this Agreement, and date of placement, will be determined by Snowball in its discretion. Snowball may, upon written notice to X:drive, reject any content provided by X:drive under this Agreement if it fails to comply with Snowball's reasonable requirements or is otherwise inappropriate for the users of the Snowball Sites. Nothing in this Agreement will be construed to limit Snowball's right to modify any of the content or any aspect of structure of the Snowball Sites, or to rename or reposition the Snowball Sites, in its discretion; provided that, in the event any such change affects Snowball's ability to perform any obligation described in this Agreement, Snowball will use its best efforts to provide reasonable alternative performance.

          (e) X:drive Discretion.  Unless expressly provided in this Agreement,
              ------------------
the form, format and position of any Folder will be determined by X:drive in its discretion. X:drive may, upon written notice to Snowball, reject any content provided by Snowball for inclusion in a Folder if it fails to comply with X:drive's reasonable requirements or is otherwise inappropriate for the users of the Service. Nothing in this Agreement will be construed to limit X:drive's right to modify the format and position of any Folder, in its discretion; provided that, in the event any such change affects X:drive's ability to perform any obligation described in this Agreement, X:drive will use its best efforts to provide reasonable alternative performance.

     8.     Confidential Information.
            ------------------------

          (a) Obligations.  Each party ("Receiving Party") agrees to treat as
              -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including marketing information, customer data, and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder. The Receiving Party may disclose the terms and conditions of this Agreement for due diligence purposes as reasonably required by any financing or potential acquisition. For purposes of this Agreement, the Registration Data shall be deemed the Confidential Information of Snowball and the X:drive Data shall be deemed the Confidential Information of X:drive. Throughout the term of this Agreement, X:drive shall use the same level of care to protect the confidentiality of the Registration Data that X:drive uses to protect the data of its other users, which in no event will be less than reasonable care.

          (b) Exceptions.  Neither party will have any obligation with respect
              ----------
to any Confidential Information which: (1) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party;
(2) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (3) is or becomes generally known or available without any act or failure to act by Receiving Party; (4) is developed independently by Receiving Party. Either party may disclose the Confidential Information of the Disclosing Party if required by court order or legal requirement and the party subject to the order has given the other party a reasonable opportunity (and has cooperated fully) to contest or limit the scope of such required disclosure (including application for a protective order).

     9.   User Data.
          ---------

          (a) Ownership.  Subject to the restrictions in this Section and any
              ---------
rights to use the applicable data granted under this Agreement, Snowball will own the Registration Data and X:drive will own the X:drive Data.

          (b) Treatment of Individually Identifiable User Data.  Neither party
              ------------------------------------------------
shall sell, disclose, transfer, or rent any user data obtained by it from the other party which data identifies, or can be used to identify, a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. Each of Snowball and X:drive will only use Individually Identifiable User Data in accordance with the Terms of Service and Privacy Policy posted on the Snowball Sites, as such may be amended from time to time by Snowball; provided that, if any Registered User "opts-in" to receive information and promotional materials from X:drive, then X:drive will use all resulting Individually Identifiable User Data in accordance with the X:drive Privacy Policy posted on the X:drive Site. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, each party shall use all reasonable efforts to implement an "opt out" feature on its own behalf, and an include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data.

          (c) Aggregate Data.  Notwithstanding the restrictions above, the
              --------------
parties retain the right to use, sell, disclose, transfer, or rent any user data as long as such user data is in an aggregate form that does not include any Individually Identifiable User Data; provided that, neither party will identify the other party as the source of such aggregate data.

     10.  Term and Termination.
          --------------------

          (a) Term.  Subject to the provisions of Section 4, this Agreement will
              ----
commence on the Effective Date and will, with respect to each Snowball Site, remain in effect until [**] of Implementation Date for such Snowball Site, unless terminated earlier under this Section 10. If so requested by either party by written notice to the other party within thirty (30) days of the end of the term, the parties will negotiate in good faith to renew the term of this Agreement, subject to any changes to the terms and conditions of this Agreement agreed to by the parties.

          (b) X:drive Termination Right.  X:drive shall be entitled to terminate
              -------------------------
this Agreement without further obligation to Snowball if fewer than [**] Registered Users activate their Service Accounts at least once within the [**] period commencing on the launch of the X:drive Service on the Service Page ("Trial Period"). If X:drive does not exercise its option to terminate this Agreement within the ten (10) day period directly following the end of the Trial Period, then the right to terminate this Agreement as described in this Section shall automatically expire and the term shall continue until the end of the term.

          (c) Termination for Breach or Insolvency.  Either party may terminate
              ------------------------------------
this Agreement at any time prior to the expiration of its stated term in the event that: the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice; or either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

          (d) Effect of Termination.  X:drive's payment obligations hereunder,
              ---------------------
as well as the provisions of this Section and the following Sections will survive any termination of this Agreement: Section 7(d) (Ownership), Section 8 (Confidential Information), Section 9 (User Data), Section 11 (Limitation of Liability), Section 12 (Indemnification) and Section 13 (General). Any proper termination of this Agreement by Snowball under Section 10(b) will not limit the accrual of damages under Section 6 (Payment) hereof; provided, however, that, nothing herein shall be deemed to limit or waive X:drive's rights of counterclaim regarding the satisfactory of provision of services by Snowball as described in this Agreement.

     11.  Limitation of Liability.  EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER
          -----------------------
SECTION 8, SECTION 9 AND SECTION 12, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

     12.  Indemnification.
          ---------------

          (a) Snowball Obligations.  Snowball hereby agrees to defend, indemnify
              --------------------
and hold harmless X:drive, and its directors, officers and employees against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees, "Losses") arising out of or based on any claim related to the Snowball Sites other than those claims described in Section 12(b) below. Snowball's obligations under this Section are hereby expressly conditioned on the following: (1) X:drive provides Snowball with prompt notice of any such claim; (2) X:drive permits Snowball to assume and control the defense of such action, with counsel chosen by Snowball (who will be reasonably acceptable to X:drive); and (3) X:drive provides Snowball with any information or assistance requested by Snowball, at Snowball's expense.

          (b) X:drive's Obligations.  X:drive hereby agrees to defend, indemnify
              ---------------------
and hold harmless Snowball, and its directors, officers and employees against any and all Losses arising out of or based on any claim related to the X:drive Site or the X:drive Service or any content, information or other materials provided to Snowball under this Agreement. X:drive's obligations under this Section are hereby expressly conditioned on the following: (1) Snowball provides X:drive with prompt notice of any such claim; (2) Snowball permits X:drive to assume and control the defense of such action, with counsel chosen by X:drive (who will be reasonably acceptable to Snowball); and (3) Snowball provides X:drive with any information or assistance requested by X:drive, at X:drive's expense.

     13.  General.
          -------

          (a) Waivers/Modifications.  Any waiver modification or amendment to
              ---------------------
any provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

          (b) Notices.  All notices required to be given under this Agreement
              -------
will be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

          (c) Severability.  If any provision of this Agreement is found illegal
              ------------
or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

          (d) Governing Law.  This Agreement will be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents.

          (e) No Partnership.  The relationship of the parties hereto is solely
              --------------
that of independent contractors, and not partners, joint venturers or agents. Neither party has any authority to bind the other in connection with this Agreement.

          (f) Entire Agreement.  This Agreement, including any exhibits attached
              ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter.

          (g) No Assignment.  Neither party may assign this Agreement without
              -------------
the other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets. Any assignment in violation of this Section will be null and void.

          (h) Consolidated URL Listing.  X:drive hereby grants Snowball
              ------------------------
permission to include all of the URLs related to the Service Page together with other Snowball-related URLs in a consolidated listing assembled by third-party measurement companies, including but not limited to Media Metrix, NetRatings or another similar measuring service selected by Snowball. X:drive agrees that the rights granted under this Section are exclusive to Snowball and that X:drive will not grant the same or similar rights to any other party.

     In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.



     X-drive, Inc.                      Snowball.com, Inc.

     By: /s/ Brett B. O'Brien         By: /s/ James R. Tolonen
         --------------------             --------------------

     Name:   Brett O'Brien            Name: James R. Tolonen
           ------------------              -------------------

     Title: CEO                       Title: COO/CFO
            -----------------                -----------------

                                   EXHIBIT A

                    REGISTRATION DATA AND OTHER INFORMATION


Registration Data includes:

Registered User's legal name (first name and surname), user name, password and email address.


X:drive Data includes:

A monthly usage report, including, for each Registered User that has used their Service Account, their name, their email address and the number of times the Service Account is accessed during the applicable calendar month.

                                   EXHIBIT B

                           IMPLEMENTATION ACTIVITIES


Please see attached.

                                   EXHIBIT C

                                   MOCK-UPS


Please see attached

EXHIBIT D

                       X:DRIVE MARKS AND SNOWBALL MARKS

EXHIBIT E

                                  COMPETITORS

     x:drive Competitors:


     [**]





                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

                                   EXHIBIT F

                                  IMPRESSIONS

     Snowball will provide the Impressions described below during the term of this Agreement. For purposes of this Agreement, the term "Impression"* means a user's page view of any X:drive mark or other promotion of X:drive or the X:drive Service.

1.   Banners (468x60)
     ----------------

          Network:  IGN
          -------------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Skip The Download' call to action

                     [**] for 'Free IGN/X:drive account' call to action

          Network:   ChickClick
          ---------------------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Free ChickClick/X:drive account' call to action

          Network:   PowerStudents/Inside Guide/High School Alumni/Sports
          ---------------------------------------------------------------
     University
     ----------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Free PowerStudents/X:drive account'

2.   Margins (120x90, 120x60)
     ------------------------

          Network:   IGN
          --------------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Skip The Download' call to action

                     [**] for 'Free IGN/X:drive account' call to action

          Network:   ChickClick
          ---------------------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Free ChickClick/X:drive account' call to action



                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

          Network:   PowerStudents/Inside Guide/High School Alumni/Sports
          ---------------------------------------------------------------
     University
     ----------

          Totals:    [**] total Impressions a month

          Breakdown: [**] for 'Free PowerStudents/X:drive account'


* X:drive acknowledges that Snowball is not currently able to track the precise number of Impressions derived from the delivery of emails to users; Snowball will use reasonable estimates to measure the number of email Impressions obtained for purposes of this Agreement.



                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

                                   EXHIBIT G

                                   PAYMENTS


     For each Registered User that uses their Service Account (by uploading a file, downloading a file or sharing a file) at least once during the Term (each, a "Active User"), X:drive will make the following payments:


          ------------------------------------------------------
          Number of Active Users           Fee Per Active User
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------
                [**]                       [**]
          ------------------------------------------------------



                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission